UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

NASB FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	0-24033	43-1805201
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12498 South 71 Highway, Grandview, Missouri 64030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 765-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2013, the Board of Directors (the “Board”) of North American Savings Bank, F.S.B. (the “Bank”), a wholly owned subsidiary of NASB Financial, Inc. (the “Company”) signed a Consent Order with the Office of the Comptroller of the Currency, the Bank’s primary regulator (“OCC”), effective as of that date. This Consent Order requires the Bank to take corrective action to enhance its program for compliance with the Bank Secrecy Act (“BSA”) and other anti-money laundering requirements.

The Consent Order requires, among other things, that the Bank improve its processes to better identify and monitor accounts and transactions that pose a greater than normal risk for compliance with the BSA. The Consent Order also requires the Bank to maintain an effective risk assessment process, monitoring mechanisms, training programs and appropriate systems to review the activities of customer accounts.

The Agreement will remain in effect until terminated, modified or suspended by OCC. The Bank’s Management and Board of Directors have expressed their full intention and ability to comply with all parts of the Consent Order.

The foregoing summary description of the Consent Order is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements; Exhibits.

(d) Exhibits.

10.1	Consent Order dated as of February 1, 2013, between the Board of Directors of North American Savings Bank, F.S.B. and the Office of Comptroller of the Currency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2013	NASB FINANCIAL, INC.

	By:	/s/ Rhonda Nyhus
Vice President and Treasurer